UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_______________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
DECEMBER 20, 2019
Cabot Microelectronics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-30205	36-4324765
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

870 North Commons Drive, Aurora, Illinois	60504
(Address of principal executive offices)	(Zip Code)

(630) 375-6631
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CCMP	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company                    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously announced, on November 15, 2018, Cabot Microelectronics Corporation, a Delaware corporation (the “Company”) entered into a Credit Agreement (the “Existing Credit Agreement”) by and among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, which provided for senior secured financing of up to $1,265.0 million, consisting of a term loan facility (the “Term Loan Facility”) in an aggregate principal amount of $1,065.0 million and a revolving credit facility (the “Revolving Credit Facility”) in an aggregate principal amount of up to $200.0 million, including a letter of credit sub-facility of up to $50.0 million.
On December 20, 2019, the Company entered into Amendment No. 1 (the “Amendment”) to the Credit Agreement (the Existing Credit Agreement as amended by the Amendment, the “Amended Credit Agreement”) in order to (i) reduce the interest rate on borrowings under the Term Loan Facility through conversion of the outstanding initial term loans into a like principal amount of a new class of Term B-1 Loans (as defined in the Amendment) in an aggregate principal amount of $957.0 million, which is equal to the aggregate principal amount of loans outstanding under the Term Loan Facility on such date and (ii) make certain other amendments to the terms of the Credit Agreement.

The Term B-1 Loans bear interest at a rate per annum equal to, at the Company’s option, either (a) a LIBOR, subject to a 0.00% floor, or (b) a base rate, in each case plus an applicable margin of 2.00% for LIBOR loans and 1.00% for base rate loans.

The interest rate applicable to the Revolving Credit Facility, and the restrictive covenants, maturity dates and events of default in the Amended Credit Agreement are unchanged from the provisions in the Existing Credit Agreement.

The foregoing description of the Amendment, the Amended Credit Agreement and the Term B-1 Loans is not intended to be complete and is qualified in its entirety by reference to the Amendment and the Amended Credit Agreement, which are filed as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On December 23, 2019, the Company issued a press release announcing the Amended Credit Agreement, which is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Exhibit Description
4.1
Amendment No. 1, dated as of December 20, 2019, to Credit Agreement, dated as of November 15, 2018, by and among Cabot Microelectronics Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press release, dated December 23, 2019, entitled “Cabot Microelectronics Corporation Announces Refinancing of Term Loan Facility.”
104	Cover Page Interactive Data File - The Cover Page Interactive Data File does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT MICROELECTRONICS CORPORATION
[Registrant]

Date: December 23, 2019	By:	/s/ SCOTT D. BEAMER
Scott D. Beamer
Vice President and Chief Financial Officer
[Principal Financial Officer]